EXHIBIT 99.3


                       Form of Stock Option Agreement


                              EXHIBIT A
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                              ONCOR, INC.
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                          STOCK OPTION AGREEMENT
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                               WITNESSETH:
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RECITALS
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          A. The Board of Directors of the Company has adopted the Company's 1992 Stock Option Plan (the "Plan") for the purpose of attracting and retaining the services of selected key employees (including officers and directors), non-employee Board members and consultants and other independent contractors who contribute to the financial success of the Company or its parent or subsidiary corporations.

          B. Optionee is an individual who is to render valuable services to the Company or its parent or subsidiary corporations, and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company's grant of a stock option to Optionee.

        NOW, THEREFORE, it is hereby agreed as follows:

          1. Grant of Option. Subject to and upon the terms and conditions set forth in this Agreement, the Company hereby grants to Optionee, as of the grant date (the "Grant Date") specified in the accompanying Notice of Grant of Stock Option (the "Grant Notice"), a stock option to purchase up to that number of shares of the Company's Common Stock (the "Optioned Shares") as is specified in the Grant Notice. The Optioned Shares shall be purchasable from time to time during the option term at the option price per share (the "Option Price") specified in the Grant Notice.

          2. Option Term. This option shall have a maximum term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the expiration date (the "Expiration Date") specified in the Grant Notice, unless sooner terminated in accordance with Paragraph 5, 6 or 21.

          3. Limited Transferability. This option shall be neither transferable nor assignable by Optionee other than by will or by the laws of descent and distribution following the Optionee's death and may be exercised, during Optionee's lifetime, only by Optionee.

          4. Exercisability. This option shall become exercisable for the Option Shares in one or more installments as is specified in the Grant Notice. As the option becomes exercisable for the Option Shares in one or more such installments, the installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date or the sooner termination of the option term under Paragraph
5 or Paragraph 6 of this Agreement.

          5. Accelerated Termination. The option term specified in Paragraph 2 shall terminate (and this option shall cease to be exercisable) prior to the Expiration Date should one of the following provisions become applicable:

          A. Except to the extent otherwise provided in subparagraphs (ii) through (iv) below, should Optionee cease to remain in the Service of the Company at any time during the option term, then the period for exercising this option shall be reduced to a three (3)-month period commencing with the date of such cessation of Service, but in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such three (3)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          B. Should Optionee die while in Service or during the three (3)-month period following Optionee's cessation of Service, then the personal representative of the Optionee's estate or the person or persons to whom the option is transferred pursuant to the Optionee's will or in accordance with the law of descent and distribution shall have the right to exercise this option. Such right shall lapse, and this option shall cease to remain exercisable, upon the earlier of (A) the expiration of the twelve
(12)-month period measured from the date of Optionee's death or
(B) the Expiration Date.  Upon the expiration of such twelve
(12)-month period or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          C. Should Optionee become permanently disabled (as defined in Section 22(e)(3) of the Internal Revenue Code) and cease by reason thereof to remain in Service at any time during the option term, then the Optionee shall have a period of twelve
(12) months (commencing with the date of such cessation of Service) during which to exercise this option; provided, however, that in no event shall this option be exercisable at any time after the Expiration Date. Upon the expiration of such limited period of exercisability or (if earlier) upon the Expiration Date, this option shall terminate and cease to be outstanding.

          D. Should the Optionee's Service terminate under the circumstances specified in subparagraph (A) or (B) below, then this option shall immediately terminate and cease to be exercisable upon such termination of Service:

               (i)        The Optionee's Service is involuntarily
terminated by the Company by reason of his or her proven dishonesty, his or her commission of any willful act of violence to the injury of the Company, his or her breach of any fiduciary duty owed to the Company, or his or her


                                  2.

failure to perform, in a competent manner reasonably satisfactory to the Company, the Services for which the Optionee was retained; or
               (ii) The Optionee voluntarily terminates his or her Service, but the Company could have involuntarily terminated the Optionee's Service at such time for one or more of the reasons specified in subparagraph (A) above.

          The acts of misconduct specified in this subsection for the immediate termination of this option are not intended to be, and are accordingly not inclusive of, all acts or omissions which the Company may deem to constitute misconduct or other grounds for the involuntary termination of the Optionee's (or any other individual's) Service, whether or not such other acts or omissions would otherwise result in the termination of this option.

          E. During the limited period of exercisability applicable in accordance with subparagraphs (i) through (iii) above, this option may not be exercised for more than the number of Optioned Shares (if any) for which this option is, at the time of the Optionee's cessation of Service, exercisable in accordance with either the normal exercise provisions specified in the Grant Notice or the special acceleration provisions of Paragraph 6 of this Agreement.

          F. For purposes of this Paragraph 5 and for all other purposes under this Agreement, the following definitional provisions shall be in effect:

               (i) The Optionee shall be deemed to remain in Service for so long as the Optionee continues to render periodic services to the Company or any parent or subsidiary corporation, whether as an Employee, a non-employee member of the Company's Board of Directors or an independent consultant or advisor.

               (ii) The Optionee shall be deemed to be an Employee and to continue in the Company's employ for so long as the Optionee remains in the employ of the Company or one or more of its parent or subsidiary corporations, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

               (iii) A corporation shall be considered to be a subsidiary corporation of the Company if it is a member of an unbroken chain of corporations beginning with the Company, provided each such corporation in the chain (other than the last corporation) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                                  3.

               (iv)       A corporation shall be considered to
be a parent corporation of the Company if it is a member of an unbroken chain ending with the Company, provided each such corporation in the chain (other than the Company) owns, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

          6.      Corporate Transaction.
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          A. In the event of one or more of the following transactions (a "Corporate Transaction"):

               (i)        a merger or consolidation in which the
Company is not the surviving entity, except for a transaction the principal purpose of which is to change the State of the Company's incorporation,

               (ii)       the sale, transfer or other disposition
of all or substantially all of the assets of the Company in liquidation or dissolution of the Company, or

               (iii) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to holders different from those who held such securities immediately prior to such merger, then this option, to the extent it is at such time outstanding but not otherwise fully exercisable, shall automatically accelerate so that such option shall, immediately prior to the specified effective date for the Corporate Transaction, become fully exercisable with respect to the Optioned Shares and may be exercised for all or any portion of such shares. No such acceleration of this option, however, shall occur if and to the extent: (i) the option is, in connection with the Corporate Transaction, to be assumed by the successor corporation or parent thereof or replaced with a comparable option to purchase shares of the capital stock of the successor corporation or parent thereof or (ii) the option is to be replaced by a comparable cash incentive program of the successor corporation based on the option spread at the time of the Corporate Transaction (the excess of the fair market value of the shares of Common Stock subject to the option at such time over the Option Price payable for such shares). The determination of comparability under clause (i) or (ii) shall be made by the Plan Administrator, and its determination shall be final, binding and conclusive.

          B. This option, to the extent not previously exercised, shall terminate upon the consummation of the Corporate
Transaction and cease to be exercisable, unless it is expressly assumed by the successor corporation or parent thereof.


                                  4.

          C. The exercisability of this option as an incentive stock option under the Federal tax laws (if designated as such in the Grant Notice) shall, in connection with any such Corporate Transaction, be subject to the applicable dollar limitation of Paragraph 18.

          D. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

          7.      Adjustment in Optioned Shares.
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          A. In the event any change is made to the Common Stock issuable under the Plan by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares, or other change affecting the outstanding Common Stock as a class without receipt of consideration, then appropriate adjustments shall be made to (i) the total number of Optioned Shares subject to this option and (ii) the Option Price payable per share in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

          B. If this option is to be assumed or is otherwise to remain outstanding after a Corporate Transaction, then this option shall be appropriately adjusted to apply and pertain to the number and class of securities which would have been issuable to the Optionee in the consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Option Price payable per share, provided the aggregate Option Price payable hereunder shall remain the same.

          8. Privilege of Stock Ownership. The holder of this option shall not have any of the rights of a shareholder with respect to the Optioned Shares until such individual shall have exercised the option, paid the Option Price for the purchased shares and been issued a stock certificate for such shares.

          9.      Manner of Exercising Option.
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          A. In order to exercise this option with respect to all or any part of the Optioned Shares for which this option is at the time exercisable, Optionee (or in the case of exercise after Optionee's death, the Optionee's executor, administrator, heir or legatee, as the case may be) must take the following actions:

               (i) Execute and deliver to the Secretary of the Company a written notice of exercise (the "Exercise Notice"), in substantially the form of Exhibit I attached hereto, in which there is specified the number of Optioned Shares for which the option is exercised.

                                  5.

               (ii)        Pay the aggregate Option Price for the
purchased shares in one or more of the following alternative forms:

                   1.      full payment in cash or cash
equivalents;

                   2.      full payment in shares of Common Stock
of the Company held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (as such terms are defined below);

                    3. full payment in a combination of shares of Common Stock of the Company held by the Optionee for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair
Market Value on the Exercise Date and cash or cash equivalents;

                    4. full payment effected through a broker-dealer sale and remittance procedure pursuant to which the Optionee (I) shall provide irrevocable written instructions to a designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal and State income and employment taxes required to be withheld by the Company by reason of such purchase and (II) shall provide written directives to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction.

               (iii)        Furnish to the Company appropriate
documentation that the person or persons exercising the option
(if other than the Optionee) have the right to exercise this option.

          B. For purposes of this Agreement, the Fair Market Value of a share of Common Stock on any relevant date shall be determined in accordance with subparagraphs (i) and (ii) below, and the Exercise Date shall be the date on which the executed Exercise Notice is delivered to the Company. Except to the extent the sale and remittance procedure specified above is utilized for the exercise of the option, payment of the Option Price for the purchased shares must accompany the Exercise Notice. The procedure for measuring Fair Market Value shall be as follows:

               (i) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange but is traded on the over-the-counter market, the Fair Market Value shall be the mean between the highest bid and lowest asked prices (or, if such information is available, the closing selling price) per share of Common Stock on the date in question on the over-the-counter market, as such prices are reported by the National Association of Securities Dealers through its NASDAQ

                                6.

system or any successor system. If there are no reported bid and asked prices (or closing selling price) for the Common Stock on the date in question, then the mean between the highest bid price and lowest asked price (or the closing selling price) on the last preceding date for which such quotations exist shall be determinative of Fair Market Value.

               (ii) If the Common Stock is not at the time listed or admitted to trading on any national stock exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no reported sale of Common Stock on such exchange on the date in question, then the Fair Market Value shall be the closing selling price on the exchange on the last preceding date for which such quotation exists.

          C. As soon after the Exercise Date as practical, the Company shall mail or deliver to Optionee (or to any other person or persons exercising this option) a certificate or certificates representing the shares so purchased and paid for, with the appropriate legends affixed thereto.

          D. In no event may this option be exercised for any fractional shares.

          10.     Compliance with Laws and Regulations.
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          A. The exercise of this option and the issuance of the Optioned Shares upon such exercise shall be subject to compliance by the Company and the Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which shares of the Company's Common Stock may be listed at the time of such exercise and issuance.

          B. In connection with the exercise of this option, Optionee shall execute and deliver to the Company such representations in writing as may be requested by the Company in order for it to comply with the applicable requirements of federal and state securities laws.

          11. Successors and Assigns. Except to the extent otherwise provided in Paragraph 3 or 6, the provisions of this Agreement shall insure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of Optionee and the successors and assigns of the Company.

          12.     Liability of Company.
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          A. If the Optioned Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common
Stock which may without shareholder

                                  7.

approval be issued under the Plan, then this option shall be void with respect to such excess shares, unless shareholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of Article 4, Section III of the Plan.

          B. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained.
The Company, however, shall use its best efforts to obtain all such approvals.

          13. No Employment or Service Contract. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in the Service of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary corporation of the Company employing or retaining Optionee) or the Optionee, which rights are hereby expressly reserved by each, to terminate the Optionee's Service at any time for any reason whatsoever, with or without cause.

          14. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company in care of the Corporate Secretary at the Company's principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee's signature line on the Grant Notice. All notices shall be deemed to have been given or delivered upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

          15. Construction. This Agreement and the option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the express terms and provisions of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this option.

          16. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the State of Maryland without resort to that State's conflict-of-laws rules.

          17. Additional Terms Applicable to an Incentive Stock Option. In the event this option is designated as an incentive stock option in the Grant Notice, the following terms and conditions shall also apply to the grant:


                                  8.

          A. This option shall cease to qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) this option is exercised for one or more Optioned Shares: (i) more than three (3) months after the date the Optionee ceases to be an Employee for any reason other than death or permanent disability (as defined in Paragraph 5) or
(ii) more than one (1) year after the date the Optionee ceases to be an Employee by reason of permanent disability.

          B. No installment under this option (whether annual or monthly) shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws if (and to the extent) the aggregate fair market value (determined at the Grant
Date) of the Common Stock for which such installment first becomes exercisable hereunder will, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of any earlier installments of Common Stock for which this option or any other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any parent or subsidiary corporations) first become exercisable during the same calendar year, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

          C. Should the exercisability of this option be accelerated upon a Corporate Transaction, then this option shall qualify for favorable tax treatment as an incentive stock option under the Federal tax laws only to the extent the aggregate fair market value (determined at the Grant Date) of the Common Stock for which this option first becomes exercisable at the time the Corporate Transaction occurs does not, when added to the aggregate fair market value (determined as of the respective date or dates of grant) of any earlier installments of Common Stock for which this option or any other post-1986 incentive stock options granted to the Optionee prior to the Grant Date (whether under the Plan or any other option plan of the Company or any parent or subsidiary corporations) first become exercisable during the calendar year in which the Corporate Transaction occurs, exceed One Hundred Thousand Dollars ($100,000) in the aggregate.

          D. To the extent this option should fail to qualify as an incentive stock option under the Federal tax laws, the Optionee will recognize compensation income in connection with the acquisition of one or more Optioned Shares hereunder, and the Optionee must make appropriate arrangements for the satisfaction of all Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to such compensation income.

          18. Additional Terms Applicable to a Non-Statutory Stock Option. In the event this option is designated as a non-statutory stock option in the Grant Notice, Optionee hereby agrees to make appropriate arrangements with the Company or parent or subsidiary corporation employing Optionee for the satisfaction of any Federal, State or local income tax withholding requirements and Federal social security employee tax requirements applicable to the exercise of this option.


                                  9.

          19. Limited Stock Appreciation Right. Optionee is hereby granted a limited stock appreciation right, exercisable upon the terms and conditions set forth below:

          A. The stock appreciation right shall under no circumstances become exercisable until this option has been outstanding for a period of at least six (6) months measured from the Grant Date of this option.

          B. Provided (i) the Optionee is at the time an officer or director of the Company subject to the short-swing profit restrictions of the Federal securities laws and (ii) one or more classes of the Company's equity securities are at such time registered under Section 12(g) of the Securities Exchange Act of 1934 (as amended), then this option (if outstanding at such time) shall automatically be cancelled upon the effective date of a Hostile Take-Over, and the Optionee shall, in exchange, receive a cash distribution from the Company. Such distribution shall be in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to this option (whether or not the option is at the time otherwise exercisable for such shares) over (ii) the aggregate Option Price payable for such shares. The cash distribution shall be made to the Optionee within five (5) days following the effective date of the Hostile Take-Over, and neither the approval of the Plan Administrator nor the consent of the Company's Board of Directors shall be required in connection with such cancellation and distribution. For purposes of such distribution, the following definitional provisions shall be in effect:

          - A Hostile Take-Over shall be deemed to occur in the event (i) any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) acquires ownership of securities possessing more than forty percent (40%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer which the Board does not recommend the Company's shareholders to accept and (ii) more than fifty percent (50%) of the securities so acquired in such tender or exchange offer are accepted from holders other than officers and directors of the Company who participate in this Plan.

          - The Take-Over Price per share shall be deemed to be equal to the greater of (a) the Fair Market Value per share of Common Stock on the date of the Hostile Take-Over or (b) the highest reported price per share paid in effecting the Hostile Take-Over. However, if the cancelled option is an Incentive Stock Option as specified in the Grant Notice, then the Take-Over Price of the shares subject to the cancelled option shall not exceed the value per share determined under clause (a) above.


                                  10.

                               EXHIBIT I

                    NOTICE OF EXERCISE OF STOCK OPTION



          I hereby notify Oncor, Inc. (the "Company") that I elect to purchase __________________ shares of the Company's Common Stock (the "Purchased Shares") pursuant to that certain option (the "Option") granted to me on __________________, 199__ to purchase up to ____________ shares of such Common Stock at an option price of $______________ per share (the "Option Price").

          Concurrently with the delivery of this Exercise Notice to the Secretary of the Company, I shall pay to the Company the Option Price for the Purchased Shares in accordance with the provisions of my agreement with the Company evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise.




___________________________       _______________________________
Date                              Optionee


                         Address: _______________________________


                                  _______________________________


              Print name in exact manner
              it is to appear on the
              stock certificate:

                                  _______________________________

                                  _______________________________

              Address to which certificate
              is to be sent, if different
              from address above:


                                  _______________________________


                                  _______________________________


             Social Security Number:   __________________________





                                  12.